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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

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                                    FORM 8-K

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                        Date of Report: October 27, 1998

                           R.H. DONNELLEY CORPORATION
             (Exact name of registrant as specified in its charter)

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           Delaware                   1-7155              13-2740040
 (State of other jurisdiction      (Commission          (IRS Employer
       of incorporation)            File no.)        Identification No.)

    One Manhattanville Road
      Purchase, New York                                    10577
 (Address of principal executive                         (Zip Code)
           offices)


       Registrant's telephone number, including area code: (914) 933-6800


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         (Former name or former address, if changed since last report.)



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   Item 5.  Other Events.


     On October 27, 1998, the board of directors of R.H. Donnelley Corporation approved a stockholder rights plan that will succeed its existing stockholder rights plan that expires on November 5, 1998.

     The new plan is substantially similar to the existing plan.

     Rights will be distributed as a dividend at the rate of one right for each share of common stock held by stockholders of record at the close of business on November 6, 1998. Each right will entitle the holder to purchase, upon the occurrence of certain events, one unit of a share of preferred stock for $50.00.

     The rights generally will be exercisable only if a person or group acquires beneficial ownership of 20 percent or more of R.H. Donnelley Corporation's common stock, or commences a tender or exchange offer that, upon consummation, would result in a person or group owning 20 percent or more of R.H. Donnelley Corporation's common stock.

     Under certain circumstances, the rights are redeemable at a price of $0.01 per right. The rights will expire on November 6, 2008.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      R.H. DONNELLEY CORPORATION


                                      By: /s/ Frank M. Colarusso
                                        ---------------------------------
                                      Name:  Frank M. Colarusso
                                      Title: Vice President and Treasurer

November 2, 1998